Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the registration statement (No. 333-234309) on Form S-8 of BRP Group, Inc. of our report dated March 17, 2020, relating to the financial statements of Highland Risk Services, LLC, which appear in the amendment to Form 8-K of BRP Group, Inc. dated March 17, 2020.
/s/ Dixon Hughes Goodman LLP

Tampa, Florida
March 18, 2020